Exhibit 99.1

Whitestone REIT Amends and Extends $515 Million Credit Facility

HOUSTON, September 19, 2022 – Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced that through its operating partnership, Whitestone REIT Operating Partnership, L.P. (the “Operating Partnership”), it has amended and extended its $515 million credit facility, comprised of a $250 million revolver and $265 million term loan.  The facility, which can be increased to $715 million through an accordion feature is scheduled to mature, for the $250 million revolver, on September 16, 2026, with two additional six-month options to extend the maturity date to September 16, 2027, and for the $265 million term loan on January 31, 2028. Borrowings under the facility accrue interest (at the Operating Partnership's option) at a Base Rate or an Adjusted Term SOFR plus an applicable interest rate margin based upon the Company’s then existing leverage.  The revolver has an initial interest rate of SOFR plus 1.60%(1) and a 10 basis point credit spread adjustment. In addition, the Company entered into interest rate swaps to fix the interest rates on the $265 million term loan. The term loan has the following rates:

●	2.16% plus 1.55%(1) through October 28, 2022
●	2.80% plus 1.55%(1) from October 29, 2022 through January 31, 2024
●	3.42% plus 1.55%(1) from February 1, 2024 through January 31, 2028

The recast facility also features an Environmental, Social and Governance (“ESG”) pricing provision whereby the applicable interest rate margin can be adjusted based on the Company’s performance on certain sustainability performance targets.

“The renewed credit facilities’ attractive terms reflect our strengthening balance sheet and provides us additional liquidity and financial flexibility,” said Dave Holeman, Whitestone’s CEO. “We appreciate the support of our bank group, and we are encouraged by the new banking relationships that participated in the transaction.”

The co-lead arrangers and joint-book runners for the facility were BMO Capital Markets Corp., Truist Bank, Capital One, National Association, and U.S. Bank National Association. BMO Capital Markets Corp. will continue to be the administrative agent for the credit facility and Truist Bank will continue to be the syndication agent. Capital One, National Association and U.S. Bank National Association will serve as documentation agents and BMO Capital Markets Corp. will serve as the sustainability structuring agent. Deutsche Bank AG, Associated Bank, National Association and S&T Bank are also participants in the credit facility.

(1) Based on the Company’s current leverage ratio as defined in the facility.  Please see today’s 8-K for more detail.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a community-centered real estate investment trust (REIT) that acquires, owns, operates, and develops open-air, retail centers located in some of the fastest growing markets in the country:  Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio.

Our centers are convenience focused: merchandised with a mix of service-oriented tenants providing food (restaurants and grocers), self-care (health and fitness), services (financial and logistics), education and entertainment to the surrounding communities.  The company believes its strong community connections and deep tenant relationships are key to the success of its current centers and its acquisition strategy.  For additional information, please visit www.whitestonereit.com.

Forward Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements include statements about our earnings guidance, future liquidity, performance growth and expectations and other matters and can generally be identified by the Company’s use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue,” “goals” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. The following are additional factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: uncertainties related to the COVID-19 pandemic, including the unknown duration and economic, operational and financial impacts of the COVID-19 pandemic, and the actions taken or contemplated by U.S. and local governmental authorities or others in response to the pandemic on the Company’s business, employees and tenants, including, among others, (a) changes in tenant demand for the Company’s properties, (b) financial challenges confronting major tenants, including as a result of decreased customers’ willingness to frequent, and mandated stay in place orders that have prevented customers from frequenting, some of Company’s tenants’ businesses and the impact of these issues on the Company’s ability to collect rent from its tenants; (c) operational changes implemented by the Company, including remote working arrangements, which may put increased strain on IT systems and create increased vulnerability to cybersecurity incidents, (d) significant reduction in the Company’s liquidity due to a reduced borrowing base under its revolving credit facility and limited ability to access the capital markets and other sources of financing on attractive terms or at all, and (e) prolonged measures to contain the spread of COVID-19 or the fluctuating government-imposed restrictions implemented to contain the spread of COVID-19; adverse economic or real estate developments or conditions in Texas or Arizona, Houston and Phoenix in particular, including as a result of any resurgences in COVID-19 cases in such areas and the impact on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; the Company's ability to meet its long-term goals, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rates of return; the Company’s ability to reduce or otherwise effectively manage its general and administrative expenses; the Company’s ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; current adverse market and economic conditions including, but not limited to, the significant volatility and disruption in the global financial markets caused by the COVID-19 pandemic; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic, legislative and regulatory changes, including changes to laws governing REITs and the impact of the legislation commonly known as the Tax Cuts and Jobs Act; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Investor and Media Contact:

David Mordy

Director of Investor Relations

Whitestone REIT

(713) 435-2219

ir@whitestonereit.com